Exhibit 99.1

LEESPORT FINANCIAL CORP.
FORM OF
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned, as a holder of common stock of Leesport Financial Corp. ("Leesport"), hereby appoints JENETTE L. ECK, as agent and proxy of the undersigned, with the full power to appoint a substitute and to act, to represent and to vote as designated on the reverse of this card all of the shares of Leesport common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held on                        , 2004, at            , Eastern Time, or any adjournment or postponement thereof.

        Shares of Leesport common stock will be voted as specified. Unless otherwise specified, this proxy will be voted "FOR" the proposal to approve the merger agreement between Leesport and Madison Bancshares Group, Ltd., dated as of April 16, 2004, and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the proxy will be voted in accordance with the judgment of the person appointed as proxy.

        A shareholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the proxy unless this proxy card is signed and returned.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

Leesport Financial Corp. 1240 Broadcasting Road Wyomissing, Pennsylvania 19610	I plan to attend the meeting	☐
1.
Proposal to approve the Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd. and the transactions contemplated by the Agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the transactions contemplated by the Agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournments thereof.

        The Board of Directors of Leesport recommends a vote "FOR" approval of the Agreement and Plan of Merger and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Agreement.

Dated:
Signature:
Signature:	(print name)

        IMPORTANT: NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership or limited liability company, please sign in partnership name by authorized person.